EXHIBIT 3.1



                            ARTICLES OF INCORPORATION
                                       OF
                          ANCHOR FINANCIAL CORPORATION

I, the undersigned natural person of legal age, acting as incorporator of a corporation under the South Carolina Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

            First:         The name of the corporation is Anchor Financial
                           Corporation.

           Second:         The period of its duration is perpetual.

            Third: The specific purpose or purposes for which the corporation is organized stated in general terms are:

                           To exercise all powers of a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended (the "Act") and to engage in all banking and non-banking activities allowed for a bank holding company under state and federal law, and to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of South Carolina.

           Fourth: The aggregate number of shares which the corporation is authorized to issue is One Million Two Hundred Fifty Thousand (1,250,000) of one class of common stock with a par value of Six Dollars ($6.00) per share. All stock shall be common stock of the same class.

            Fifth: Shareholders shall have no pre-emptive rights to acquire any shares in the corporation.

            Sixth: Any of the directors of the corporation may be removed by a vote of the majority of the entire Board for cause, which shall mean fraudulent or dishonest acts or gross abuse of authority in the discharge of duties to the corporation and shall be established after written notice of specific charges and the opportunity to meet and refute such charges. Such power is in addition to the power of shareholders under South Carolina law to remove directors with or without cause.

          Seventh: A majority of the entire Board of Directors is granted the power to alter, amend or repeal the bylaws of the corporation. This is in addition to the power of shareholders under South Carolina law to alter, amend or repeal the bylaws.


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           Eighth:         The capital stock of the corporation may be issued
                           for valid corporate purposes upon authorization by the Board of Directors of the corporation without stockholder approval. Such authorization by the Board of Directors may be made by a majority or other vote of the Board as may be provided in the Bylaws of the corporation. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Eighth.

            Ninth: The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required in the event that the Board of Directors of the corporation does not recommend to the stockholders of the corporation a vote in favor of (1) a merger or consolidation of the corporation with, or (2) a sale, exchange or lease of all or substantially all of the assets of the corporation to, any person or entity. For purposes of this provision, substantially all of the assets shall mean assets having a fair market value or book value, whichever is greater, of 25 percent (25%) or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than forty-five (45) days prior to any acquisition of such assets. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Ninth.

            Tenth: The street and post office address of its initial registered office in South Carolina are 2002 Oak Street, P. O. Box 2428, City of Myrtle Beach, County of Horry, State of South Carolina, 29577, and the name of its initial registered agent at such address is Stephen L. Chryst.

         Eleventh:         The number of directors constituting the initial
                           Board of Directors is thirteen (13). The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

                           Tom E. Baugh, Jr.
                           90 Club Drive
                           Myrtle Beach, SC 29577

                           G. J. Bishop, III
                           5702 Country Club Drive
                           Myrtle Beach, SC 29577

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                           W. C. Brandon, Jr.
                           Cliffwood Estates
                           Myrtle Beach, SC 29577

                           C. D. Cameron
                           Cove Drive, Dunes Club
                           Myrtle Beach, SC 29577

                           Stephen L. Chryst
                           303 Club Drive
                           Myrtle Beach, SC 29577

                           Cecil Clarkson
                           5820 Sumter Ave.
                           Myrtle Beach, SC 29577

                           J. D. Flowers
                           5630 Pinckney Ave.
                           Myrtle Beach, SC 29577

                           A. S. Miles
                           Woodside Avenue
                           Myrtle Beach, SC 29577

                           T. J. Rogers
                           308-H 71st Ave., North
                           Myrtle Beach, SC 29577

                           John B. Singleton
                           Sunrise Trail
                           Myrtle Beach, SC 29577

                           A. A. Springs
                           5707 Pickens St.
                           Myrtle Beach, SC 29577

                           Niles Stevens
                           4700 North Ocean Blvd.
                           Myrtle Beach, SC 29577

                           Zeb Thomas
                           2400 North Ocean Blvd.
                           Myrtle Beach, SC 29577

          Twelfth:         Shareholders shall not have cumulative voting rights.


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       Thirteenth:         The Board of Directors of the corporation shall
                           consist of a maximum of twenty (20) persons. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the maximum number provided for herein. The terms of the Board of Directors elected at the first annual shareholders' meeting shall be set so as to implement staggered terms, i.e., the terms of one-third (or as near one-third as possible) of the directors shall be one year, the terms of one-third shall be two years and the terms of one-thirds shall be three years. Thereafter one-third of the directors shall be elected by a majority of votes cast at each annual meeting of the shareholders, or by similar vote at any special meeting called for that purpose and shall serve three year terms.

Dated:  January 3, 1984

                                              /s/ Ann Watson
                                              Ann Watson, Sole Incorporator
                                              67 Madison Avenue, Third Floor
                                              Memphis, TN 38103


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                            VERIFICATION CERTIFICATE

State of Tennessee
County of Shelby

         I, Ann Watson, do hereby certify that I have read and understood the meaning and purport of statements contained in these Articles of Incorporation; that the statement therein contained and the same are true to the best of my knowledge and belief; and that I signed these Articles of Incorporation as the sole Incorporator of Anchor Financial Corporation and am authorized to execute this Verification:

                                           /s/ Ann Watson
                                           Ann Watson


                            CERTIFICATION OF ATTORNEY

         I, James H. Dusenbury , an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose Articles of Incorporation this certificate is attached, has complied with the requirements of the South Carolina Business Corporation Act relating to the organization of corporations and that, in my opinion, the corporation is organized for a lawful purpose.

Date:      January 5, 1984

                                           /s/ James H. Dusenbury
                                                (Signature)

                                           James H. Dusenbury
                                           (Typewritten Name)

                                           Address: P. O. Box 189
                                                    812 N. Kings Hwy
                                                    Myrtle Beach, SC 29578




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                              ARTICLES OF AMENDMENT
                                TO THE CHARTER OF
                          ANCHOR FINANCIAL CORPORATION

To the Secretary of State of the State of South Carolina:

Pursuant to the provisions of ss. 33-10-106 of the South Carolina Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its charter:

1.     The name of the corporation is Anchor Financial Corporation.

2.     The text of each amendment adopted is as follows:

       Article FOURTH of the Articles of Incorporation of the corporation is amended to read as follows:

       Resolved that the authorized shares of common stock of this Corporation be increased from 1,250,000 to 2,500,000 shares.

3. No exchange, reclassification or cancellation of issued shares is provided for by this amendment.

4.     The amendment was adopted on April 20, 1988.

5. Amendment 2, above, was duly adopted and approved by the shareholders as follows:

       There were 961,477 outstanding common shares of the Corporation and 961,477 shares entitled to vote. There were 585,873 votes cast for the amendment and no votes against. The number of votes cast for the amendment by each represented voting group was sufficient for approval of the amendment.

                                           Anchor Financial Corporation
       Date:  April 26, 1988
                                           /s/ Stephen L. Chryst
                                           President


                                           /s/ Terry S. Haight
                                           Secretary

                              ARTICLES OF AMENDMENT
                                TO THE CHARTER OF
                          ANCHOR FINANCIAL CORPORATION

To the Secretary of State of the State of South Carolina:

Pursuant to the provisions of ss. 33-10-106 of the South Carolina Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its charter:

1.     The name of the corporation is Anchor Financial Corporation.

2.     The text of each amendment adopted is as follows:

        a. Article FOURTH of the Articles of Incorporation of the corporation is amended to read as follows:

                     The aggregate number of shares which the corporation is authorized to issue is four million (4,000,000) of one class of common stock with a par value of six dollars ($6.00) per share. All stock shall be common stock of the same class.

        b. A new Article FOURTEENTH is added to the Articles of Incorporation of the corporation to read as follows:

                     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the liability of a director shall not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) for any unlawful distributions under 33-8-330 of the South Carolina Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall in no way eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision becomes effective.

3. No exchange, reclassification or cancellation of issued shares is provided for by this amendment.

4.     The amendment was adopted on April 27, 1994.

5. Amendment 2a., above, was duly adopted and approved by the shareholders as follows:

                     There were 1,270,210 outstanding common shares of the corporation. There were 891,556 shares indisputably represented at the meeting to vote on the amendment. There were 866,131 votes cast for the amendment, 15,491 votes

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                     cast against the amendment and 9,484 votes which abstained.
                     The number of votes cast for the amendment by each represented voting group was sufficient for approval of the amendment.

6. Amendment 2b., above, was duly adopted and approved by the shareholders as follows:

                     There were 1,270,210 outstanding common shares of the corporation. There were 891,556 shares indisputably represented at the meeting to vote on the amendment. There were 830,764 votes cast for the amendment, 50,874 votes cast against the amendment, and 9,918 votes which abstained. The number of votes cast for the amendment by each represented voting group was sufficient for approval of the amendment.



                                           Anchor Financial Corporation
         Date:  March 15, 1995

                                           By: /s/ Tommy E. Looper

                                           Its:  Executive Vice President,
                                           Chief Financial Officer and Secretary


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                              ARTICLES OF AMENDMENT

                                TO THE CHARTER OF
                          ANCHOR FINANCIAL CORPORATION

To the Secretary of State of the State of South Carolina:

Pursuant to the provisions of (section mark) 33-10-106 of the South Carolina Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its charter:

1.     The name of the corporation is Anchor Financial Corporation.

2.     The text of each amendment adopted is as follows:

        a. Article FOURTH of the Articles of Incorporation of the corporation is amended to read as follows:

                     The aggregate number of shares which the corporation is authorized to issue is seven million (7,000,000) of one class of common stock with a par value of six dollars ($6.00) per share. All stock shall be common stock of the same class.

3. No exchange, reclassification or cancellation of issued shares is provided for by this amendment.

4.     The amendment was adopted on April 24, 1996

5. Amendment 2a., above, was duly adopted and approved by the shareholders as follows:

                     There were 2,551,595 outstanding common shares of the corporation. There were 1,726,640 shares indisputably represented at the meeting to vote on the amendment. There were 1,678,999 votes cast for the amendment, 22,343 votes cast against the amendment and 25,298 votes which abstained. The number of votes cast for the amendment by each represented voting group was sufficient for approval of the amendment.

                                           Anchor Financial Corporation
       Date:  May 14, 1996


                                           By:/s/ Stephen L. Chryst

                                           Its: President





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